SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: October 24, 2007
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 24, 2007, Akorn, Inc. (“Akorn”) executed an Exclusive Memorandum of Understanding (“MOU”) with the Serum Institute of India, Ltd. (“Serum”), a vaccine and pharmaceutical manufacturer based in India. The MOU provides the terms of a collaboration between the parties which shall be converted into definitive agreements at a future date. Pursuant to the MOU, Serum will manufacture certain vaccines and grant Akorn exclusive marketing rights for the vaccines in the United States of America and its territories (the “Territory”) for a period of ten (10) years from the date of receipt of biologics license application (“BLA”) approval.
     Akorn shall pay Serum a fee for each of the vaccines for which it decides to conduct clinical trials and shall fund such clinical trials necessary for securing BLA licenses for the vaccines, as well as pay the U.S. Food and Drug Administration (the “FDA”) filing fee for each vaccine’s BLA. Akorn may stop funding the clinical trials for any vaccine if it finds that the clinical trials are cost prohibitive, but upon doing so, the exclusive right granted by Serum to Akorn for that vaccine will lapse immediately and Serum will be free to formulate its own strategy for marketing the vaccine in the Territory.
     The MOU further provides that net revenues will be split equally between Akorn and Serum with Serum bearing all manufacturing costs and Akorn bearing all marketing costs. Akorn and Serum will also share the FDA annual establishment fee and product fee equally.
     Within thirty (30) days of the MOU, Akorn shall sell 1,000,000 shares of common stock to Serum at the then current market price in a private placement pursuant to a separate securities purchase agreement to be executed between the parties. Akorn and Serum also agreed to enter into at a definitive Exclusive Definitive Development, Manufacturing and Supply Agreement (the “Development Agreement”) within two (2) months of the execution of the MOU. If for any reason there is a delay in executing the Development Agreement, Akorn and Serum will discuss a corresponding extension for execution of the Development Agreement.
     The description of the MOU herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     10.1 Exclusive Memorandum of Understanding dated October 24, 2007 between Serum and Akorn. *

*	Confidential Treatment Requested for portions of this exhibit Under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
	By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: October 30, 2007